1Q 2021 Earnings Release and Supplemental Information

Quarter Ended March 31, 2021

CyrusOne

1Q 2021 Earnings Release and Supplemental Information

Table of Contents

Earnings Release	3
Company Profile and Analyst Coverage	9
Summary of Financial Data	10
Condensed Consolidated Statements of Operations	11
Condensed Consolidated Balance Sheets	12
Condensed Consolidated Statements of Operations (5 quarters)	13
Condensed Consolidated Balance Sheets (5 quarters)	14
Condensed Consolidated Statements of Cash Flow	15
Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA	16
Reconciliation of Net Income (Loss) to FFO and Normalized FFO	17
Market Cap Summary, Reconciliation of Net Debt and Interest Summary	18
Debt Schedule and Debt Covenants	19
Colocation Square Footage (CSF) and CSF Leased	20
2021 Guidance	21
Data Center Portfolio	22
Gross Square Feet (GSF) Under Development and Land Available for Future Development	24
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers	25
Customer Sector Diversification	26
Lease Distribution	27
Lease Expirations	28

Quarter Ended March 31, 2021

Exhibit 99.1
CyrusOne Reports First Quarter 2021 Earnings
Signed $35.4 Million in Annualized GAAP Revenue and 28 Megawatts in 1Q’21

DALLAS (April 28, 2021) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced first quarter 2021 earnings.

Highlights

Category	1Q’21*	vs. 1Q’20
Revenue	$298.6 million	21%
Net income	$18.2 million	24%
Adjusted EBITDA	$140.3 million	6%
Normalized FFO	$120.2 million	8%
Net income per diluted common share	$0.15	15%
Normalized FFO per diluted common share	$1.00	3%
*Includes the following electricity rate impacts at our Texas data centers as a result of Winter Storm Uri:
–$27.8 million positive impact to Revenue (Metered Power Reimbursements)
–$(3.7) million negative impact to Net income, Adjusted EBITDA, and Normalized FFO
–$(0.03) negative impact to Net income per diluted common share and Normalized FFO per diluted common share
•Leased 28 megawatts (“MW”) and 156,000 colocation square feet (“CSF”) in the first quarter, totaling $35.4 million in annualized GAAP revenue
•Backlog of approximately $113 million in annualized GAAP revenue as of the end of the first quarter representing approximately $955 million in total contract value
•Settled a forward sale agreement entered into in 2020, resulting in net proceeds of approximately $95 million, which were used to pay down a portion of amounts outstanding on the Company’s unsecured revolving credit facility
–The Company has approximately $385 million in remaining available forward equity
•Subsequent to the end of the quarter, executed an agreement to acquire a 12-acre site in Frankfurt, providing 63 MW of power capacity to support our continued growth in one of the strongest data center markets in Europe

“Our bookings for the quarter included strong results from our U.S. portfolio and a significant contribution from our hyperscale customers,” said Bruce W. Duncan, president and chief executive officer of CyrusOne. “We are excited to announce the execution of an agreement to acquire an additional development site in Frankfurt, which will give us more product in one of our strongest markets to support our customers as they expand in Europe. We remain well positioned for continued growth with a $113 million revenue backlog, capacity across our markets, and $1.6 billion in available liquidity, including nearly $400 million in available forward equity.”

First Quarter 2021 Financial Results

Revenue was $298.6 million for the first quarter, compared to $245.9 million for the same period in 2020, an increase of 21%. The increase in revenue was driven in part by $27.8 million in metered power reimbursements as a result of electricity rate impacts at our Texas data centers from Winter Storm Uri. Other drivers included a 7% increase in occupied CSF and additional interconnection services.

Net income was $18.2 million for the first quarter, compared to net income of $14.7 million in the same period in 2020, an increase of 24%. Net income for the first quarter included a $15.4 million gain associated with a change in fair value on the undesignated portion of the Company’s net investment hedge compared to a $5.1 million gain in the first quarter of 2020. The Company recognized a $2.4 million gain during the first quarter of 2021 on its marketable equity investment in GDS Holdings Limited, compared to a $14.7 million gain in the first quarter of 2020. Additionally, in the first quarter of 2020, the Company had a $(3.4) million loss on the early extinguishment of debt associated with the amendment of its senior unsecured credit agreement. Net income per diluted common share1 was $0.15 in the first quarter of 2021, compared to net income per diluted common share of $0.13 in the same period in 2020.

Net operating income (“NOI”)2 was $162.8 million for the first quarter, compared to $153.3 million in the same period in 2020, an increase of 6%. Adjusted EBITDA3 was $140.3 million for the first quarter, compared to $132.2 million in the same period in 2020, an increase of 6%.

Normalized Funds From Operations (“Normalized FFO”)4 was $120.2 million for the first quarter, compared to $111.8 million in the same period in 2020, an increase of 8%. Normalized FFO per diluted common share was $1.00 in the first quarter of 2021, compared to $0.97 in the same period in 2020, an increase of 3%.

Net income, Adjusted EBITDA, and Normalized FFO were each negatively impacted by $(3.7) million as a result of higher electricity rates at our Texas data centers from Winter Storm Uri, while Net income per diluted common share and Normalized FFO per diluted common share were each negatively impacted by $(0.03) as a result.

Leasing Activity

CyrusOne leased approximately 28 MW of power and 156,000 CSF in the first quarter, representing approximately $2.9 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $35.4 million in annualized GAAP revenue5, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 116 months (9.7 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 52 months (taking into consideration the impact of the backlog). Recurring rent churn percentage6 for the first quarter was 1.8%, compared to 1.0% for the same period in 2020.

Portfolio Development and Percentage CSF Leased

In the first quarter, the Company completed construction on 78,000 CSF and 14 MW of power capacity in the New York Metro area and Frankfurt. Percentage CSF leased7 as of the end of the first quarter was 85% for stabilized properties8 and 82% overall. In addition, the Company has development projects underway in Frankfurt, Dublin, Paris, London, Northern Virginia, Phoenix, the New York Metro area, Cincinnati, and San Antonio that are expected to add approximately 380,000 CSF and 100 MW of power capacity plus 279,000 square feet of powered shell.

Balance Sheet and Liquidity

As of March 31, 2021, the Company had gross asset value9 totaling approximately $8.8 billion, an increase of approximately 13% over gross asset value as of March 31, 2020. CyrusOne had $3.37 billion of long-term debt10, $241 million of cash and cash equivalents, and approximately $1.01 billion available under its unsecured revolving credit facility as of March 31, 2021. Net debt10 was $3.16 billion as of March 31, 2021, representing approximately 28% of the Company's total enterprise value as of March 31, 2021 of $11.5 billion. This represented approximately 4.9x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreements). Available liquidity11 was $1.63 billion as of March 31, 2021.

During the first quarter of 2021, the Company settled a forward sale agreement entered into in 2020, resulting in net proceeds of approximately $95 million, which were used to pay down a portion of amounts outstanding on the Company’s unsecured revolving credit facility. The Company has approximately $385 million in remaining available forward equity (no portion of these forward sale agreements has been settled as of April 28, 2021). As of March 31, 2021, there was approximately $151 million in remaining availability under the ATM equity program.

Dividend

On February 17, 2021, the Company announced a dividend of $0.51 per share of common stock for the first quarter of 2021. The dividend was paid on April 9, 2021, to stockholders of record at the close of business on March 26, 2021.

Additionally, today the Company is announcing a dividend of $0.51 per share of common stock for the second quarter of 2021. The dividend will be paid on July 9, 2021, to stockholders of record at the close of business on June 25, 2021.

Guidance

CyrusOne is updating its guidance for full year 2021, increasing the lower and upper ends of its guidance range for Total Revenue and Metered Power Reimbursements and reaffirming the other guidance ranges. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. We continue to monitor the global outbreak of COVID-19 and to take steps to mitigate the potential risks to us posed by the pandemic. While the impact on our business has not been significant to date, the length and severity of the effects of the pandemic remain uncertain and unpredictable and could be materially adverse to our business, financial condition, results of operations, cash flows and ability to pay dividends as well as the market price of our common stock.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and (gain) loss on asset disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2021 Guidance	Revised 2021 Guidance
Total Revenue	$1,105 - 1,145 million	$1,135 - 1,175 million
Lease and Other Revenues from Customers	$920 - 950 million	$920 - 950 million
Metered Power Reimbursements	$185 - 195 million	$215 - 225 million
Adjusted EBITDA	$570 - 590 million	$570 - 590 million
Normalized FFO per diluted common share	$3.90 - 4.00	$3.90 - 4.00
Capital Expenditures	$925 - 1,025 million	$925 - 1,025 million
Development(1)	$905 - 985 million	$905 - 985 million
Recurring	$20 - 40 million	$20 - 40 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events (All Virtual)

•RBC Capital Markets Global Datacenter, Cloud and Broadband Infrastructure Conference on May 25
•NAREIT’s REITweek Investor Conference on June 8-10
•CyrusOne Investor Meeting on June 16

Conference Call Details

CyrusOne will host a conference call on April 29, 2021, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the first quarter 2021. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on April 29, 2021, through May 13, 2021. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10153912.

Safe Harbor

This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our and our customers’ respective businesses and industries, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (ii) loss of key customers; (iii) indemnification and liability provisions as well as service level commitments in our contracts with customers imposing significant costs on us in the event of losses; (iv) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve; (v) risks related to the development of our properties including, without limitation, obtaining applicable permits, power and connectivity, and our ability to successfully lease those properties; (vi) weakening in the fundamentals for data center real estate, including but not limited to, increased competition, falling market rents, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (vii) loss of access to key third-party service providers and suppliers; (viii) risks of loss of power or cooling which may interrupt our services to our customers; (ix) inability to identify and complete acquisitions and operate acquired properties; (x) our failure to obtain necessary outside financing on favorable terms, or at all; (xi) restrictions in the instruments governing our indebtedness; (xii) risks related to environmental, social and governance matters; (xiii) unknown or contingent liabilities related to our acquisitions; (xiv) significant competition in our industry; (xv) recent turnover, or the further loss of, any of our key personnel; (xvi) risks associated with real estate assets and the industry; (xvii) failure to maintain our status as a REIT (as defined below) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended; (xviii) REIT distribution requirements could adversely affect our ability to execute our business plan; (xix) insufficient cash available for distribution to stockholders; (xx) future offerings of debt may adversely affect the market price of our common stock; (xxi) increases in market interest rates will increase our borrowing costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock; (xxii) market price and volume of stock could be volatile; (xxiii) risks related to regulatory changes impacting our customers and demand for colocation space in particular geographies; (xxiv) our international activities, including those conducted as a result of land acquisitions and with respect to leased land and buildings, are subject to special risks different from those faced by us in the United States; (xxv) the continuing uncertainty about the future relationship between the United Kingdom and the European Union following the United Kingdom’s withdrawal from the European Union; (xxvi) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxvii) a failure to comply with anti-corruption laws and regulations; (xxviii) legislative or other actions relating to taxes; (xxix) any significant security breach or cyber-attack on us or our key partners or customers; (xxx) the ongoing trade conflict between the United States and the People’s Republic of China; (xxxi) increased operating costs and capital expenditures at our facilities, including those resulting from higher utilization by our customers, general market conditions and inflation, exceeding revenue growth; and (xxxii) other factors affecting the real estate and technology industries generally. More information on potential risks and uncertainties is available in our recent filings with the Securities and Exchange Commission (SEC), including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

Use of Non-GAAP Financial Measures and Other Metrics

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than, or a substitute for, comparable GAAP financial measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the real estate investments trusts (REIT) industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, these measures are used by investors as a basis to evaluate REITs. Other REITs may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1Net income (loss) per diluted common share is defined as Net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 120.5 million for the first quarter of 2021 and 115.1 million for the first quarter of 2020.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as Net income, adjusted for Sales and marketing expenses, General and administrative expenses, Depreciation and amortization expenses, Transaction, acquisition, integration and other related expenses, Interest expense, net, Gain on marketable equity investment, Loss on early extinguishment of debt, Impairment losses and loss (gain) on asset disposals, Foreign currency and derivative gains, net, Other expense and Income tax benefit. Amortization of deferred leasing costs is presented in Depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these Sales and marketing expenses from our NOI calculation, consistent with the treatment of General and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to Net income presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends and make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
3Adjusted EBITDA, which is a non-GAAP financial measure, is defined as Net income (loss) as defined by GAAP adjusted for Interest expense, net; Income tax (benefit) expense; Depreciation and amortization expenses; Impairment losses and (gain) loss on asset disposals; Transaction, acquisition, integration and other related expenses; Legal claim costs; Stock-based compensation expense; Cash severance and management transition costs; Severance-related stock compensation costs; Loss on early extinguishment of debt; New accounting standards and regulatory compliance and the related system implementation costs; Gain on marketable equity investment; Foreign currency and derivative losses (gains), net; Other expense (income); and other items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.
4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as Net income (loss) computed in accordance with GAAP before Real estate depreciation and amortization and Impairment losses and loss (gain) on asset disposals. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO adjusted for Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative (gains) losses, net; Amortization of tradenames; Transaction, acquisition, integration and other related expenses; Cash severance and management transition costs; Severance-related stock compensation costs; and Legal claim costs. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner, accordingly, our Normalized FFO may not be comparable to others.
In addition, because FFO and Normalized FFO exclude Real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to Net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from percentage CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.

8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond discounts / premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of the net proceeds from the settlement of the forward sale agreements.
About CyrusOne

CyrusOne (NASDAQ: CONE) is a premier global REIT specializing in design, construction and operation of more than 50 high-performance data centers worldwide. The Company provides mission-critical facilities that ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies.
A leader in hybrid-cloud and multi-cloud deployments, CyrusOne offers colocation, hyperscale, and build-to-suit environments that help customers enhance the strategic connection of their essential data infrastructure and support achievement of sustainability goals. CyrusOne data centers offer world-class flexibility, enabling clients to modernize, simplify, and rapidly respond to changing demand. Combining exceptional financial strength with a broad global footprint, CyrusOne provides customers with long-term stability and strategic advantage at scale.

# # #

Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 50 data centers worldwide.

•Best-in-Class Sales Force
•Flexible Solutions that Scale as Customers Grow
•Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks
•Focus on Operational Excellence and Superior Customer Service
•Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot
•National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood St., Ste. 2200	Bruce W. Duncan, President & Chief Executive Officer	Brent Behrman, EVP of Sales
Dallas, Texas 75201	Katherine Motlagh, EVP & Chief Financial Officer	Matt Pullen, EVP & Managing Director, Europe
Phone: (972) 350-0060	John Hatem, EVP & Chief Operating Officer	Robert M. Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com
Analyst Coverage

Firm	Analyst	Phone Number
BofA Securities	Michael J. Funk	(646) 855-5664
Barclays	Tim Long	(212) 526 4043
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Evercore ISI	John Belton, CFA	(212) 446-5656
Green Street	David Guarino	(949) 640-8780
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Mizuho Securities	Omotayo Okusanya, CFA	(646) 949-9672
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
TD Securities Inc.	Jonathan Kelcher, CFA	(416) 307-9931
Truist	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513
Wolfe Research	Jeff Kvaal	(646) 582-9350

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	March 31,	December 31,	March 31,	Growth %
	2021	2020	2020	Yr/Yr
Revenue	$298.6	$268.4	$245.9	21%
Net operating income	162.8	158.1	153.3	6%
Net income	18.2	19.0	14.7	24%
Funds from Operations ("FFO") - Nareit defined	137.7	135.1	120.4	14%
Normalized Funds from Operations ("Normalized FFO")	120.2	114.3	111.8	8%
Weighted average number of common shares outstanding - diluted for Normalized FFO	120.5	120.6	115.1	5%
Net income per share - basic	$0.15	$0.15	$0.13	15%
Net income per share - diluted	$0.15	$0.15	$0.13	15%
Normalized FFO per diluted common share	$1.00	$0.94	$0.97	3%
Adjusted EBITDA	$140.3	$135.9	$132.2	6%
Adjusted EBITDA as a % of Revenue	47.0%	50.6%	53.8%	(6.8) pts

	As of
	March 31,	December 31,	March 31,	Growth %
	2021	2020	2020	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$7,166.0	$7,033.4	$6,260.9	14%
Accumulated depreciation	(1,867.5)	(1,767.9)	(1,469.5)	27%
Total investment in real estate, net	5,298.5	5,265.5	4,791.4	11%
Cash and cash equivalents	240.9	271.4	57.3	n/m
Market value of common equity	8,298.1	8,810.4	7,102.1	17%
Long-term debt	3,372.7	3,446.1	3,084.0	9%
Net debt	3,160.4	3,203.8	3,056.1	3%
Total enterprise value	11,458.5	12,014.2	10,158.2	13%
Net debt to LQA Adjusted EBITDA(a)	4.9x	5.0x	5.4x	(0.5)x

Dividend Activity
Dividends per share	$0.51	$0.51	$0.50	2%

Portfolio Statistics
Data centers	53	53	48	10%
Stabilized CSF (000)	4,422	4,398	4,035	10%
Stabilized CSF % leased	85%	87%	88%	(3) pts
Total CSF (000)	4,743	4,665	4,215	13%
Total CSF % leased	82%	84%	86%	(4) pts
Total GSF (000)	8,139	8,038	7,243	12%

(a) Adjusted to reflect the pro forma impact of the net proceeds from the settlement of the forward sale agreements.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2021	2020	$	%
Revenue(a)	$298.6	$245.9	$52.7	21%
Operating expenses:
Property operating expenses	135.8	92.6	43.2	47%
Sales and marketing	3.8	4.7	(0.9)	(19)%
General and administrative	23.0	26.9	(3.9)	(14)%
Depreciation and amortization	121.4	108.1	13.3	12%
Transaction, acquisition, integration and other related expenses	0.1	0.5	(0.4)	(80)%
Impairment losses and loss (gain) on asset disposals	0.5	(0.1)	0.6	n/m
Total operating expenses	284.6	232.7	232.7	22%
Operating income	14.0	13.2	(180.0)	6%
Interest expense, net	(15.1)	(16.0)	0.9	(6)%
Gain on marketable equity investment	2.4	14.7	(12.3)	(84)%
Loss on early extinguishment of debt	—	(3.4)	3.4	(100)%
Foreign currency and derivative gains, net	15.4	5.1	10.3	n/m
Other expense	(0.1)	(0.1)	—	—%
Net income before income taxes	16.6	13.5	(177.7)	23%
Income tax benefit	1.6	1.2	0.4	33%
Net income	$18.2	$14.7	$3.5	24%
Net income per share - basic	$0.15	$0.13	$0.02	15%
Net income per share - diluted	$0.15	$0.13	$0.02	15%

(a) Revenue includes metered power reimbursements of $73.1 million and $34.8 million for the three months ended March 31, 2021 and 2020, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2021	2020	$	%
Assets
Investment in real estate:
Land	$207.3	$208.8	$(1.5)	(1)%
Buildings and improvements	2,046.6	2,035.2	11.4	1%
Equipment	3,596.5	3,538.9	57.6	2%
Gross operating real estate	5,850.4	5,782.9	67.5	1%
Less accumulated depreciation	(1,867.5)	(1,767.9)	(99.6)	6%
Net operating real estate	3,982.9	4,015.0	(32.1)	(1)%
Construction in progress, including land under development	1,053.3	982.2	71.1	7%
Land held for future development	262.3	268.3	(6.0)	(2)%
Total investment in real estate, net	5,298.5	5,265.5	33.0	1%
Cash and cash equivalents	240.9	271.4	(30.5)	(11)%
Rent and other receivables (net of allowance for doubtful accounts of $2.1 and $3.5 as of March 31, 2021 and December 31, 2020, respectively)	389.8	334.2	55.6	17%
Restricted cash	1.4	1.5	(0.1)	(7)%
Operating lease right-of-use assets, net	239.7	211.4	28.3	13%
Equity investments	22.9	67.1	(44.2)	(66)%
Goodwill	455.1	455.1	—	—%
Intangible assets (net of accumulated amortization of $257.2 and $249.3 as of March 31, 2021 and December 31, 2020, respectively)	149.2	157.8	(8.6)	(5)%
Other assets	114.3	133.4	(19.1)	(14)%
Total assets	$6,911.8	$6,897.4	$14.4	—%
Liabilities and equity
Debt	$3,337.4	$3,409.0	$(71.6)	(2)%
Finance lease liabilities	28.6	29.1	(0.5)	(2)%
Operating lease liabilities	277.9	249.1	28.8	12%
Construction costs payable	137.5	133.0	4.5	3%
Accounts payable and accrued expenses	168.9	151.3	17.6	12%
Dividends payable	62.0	63.3	(1.3)	(2)%
Deferred revenue and prepaid rents	183.2	174.1	9.1	5%
Deferred tax liability	48.2	53.0	(4.8)	(9)%
Other liabilities	53.3	77.3	(24.0)	(31)%
Total liabilities	4,297.0	4,339.2	(42.2)	(1)%
Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $0.01 par value, 500,000,000 shares authorized and 122,535,975 and 120,442,521 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1.2	1.2	—	—%
Additional paid in capital	3,628.6	3,537.3	91.3	3%
Accumulated deficit	(1,010.2)	(966.6)	(43.6)	5%
Accumulated other comprehensive loss	(4.8)	(13.7)	8.9	(65)%
Total stockholders’ equity	2,614.8	2,558.2	56.6	2%
Total liabilities and equity	$6,911.8	$6,897.4	$14.4	—%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Revenue(a)	$298.6	$268.4	$262.8	$256.4	$245.9
Operating expenses:
Property operating expenses	135.8	110.3	109.7	99.0	92.6
Sales and marketing	3.8	5.3	4.5	3.8	4.7
General and administrative	23.0	22.4	29.7	20.3	26.9
Depreciation and amortization	121.4	118.5	113.1	109.7	108.1
Transaction, acquisition, integration and other related expenses	0.1	1.5	1.6	0.1	0.5
Impairment losses and loss (gain) on asset disposals	0.5	—	8.8	2.4	(0.1)
Total operating expenses	284.6	258.0	267.4	235.3	232.7
Operating income (loss)	14.0	10.4	(4.6)	21.1	13.2
Interest expense, net	(15.1)	(14.5)	(13.3)	(13.9)	(16.0)
Gain on marketable equity investment	2.4	19.7	4.7	50.4	14.7
Loss on early extinguishment of debt	—	—	(3.1)	—	(3.4)
Foreign currency and derivative gains (losses), net	15.4	4.1	(22.9)	(13.9)	5.1
Other (expense) income	(0.1)	—	—	0.1	(0.1)
Net income (loss) before income taxes	16.6	19.7	(39.2)	43.8	13.5
Income tax benefit (expense)	1.6	(0.7)	1.9	1.2	1.2
Net income (loss)	$18.2	$19.0	$(37.3)	$45.0	$14.7
Net income (loss) per share - basic	$0.15	$0.15	$(0.32)	$0.39	$0.13
Net income (loss) per share - diluted	$0.15	$0.15	$(0.32)	$0.39	$0.13

(a) Revenue includes metered power reimbursements of $73.1 million, $44.9 million, $44.6 million, $37.1 million and $34.8 million for the three months ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Assets
Investment in real estate:
Land	$207.3	$208.8	$181.2	$175.5	$172.2
Buildings and improvements	2,046.6	2,035.2	1,918.4	1,857.9	1,786.3
Equipment	3,596.5	3,538.9	3,341.7	3,229.5	3,106.4
Gross operating real estate	5,850.4	5,782.9	5,441.3	5,262.9	5,064.9
Less accumulated depreciation	(1,867.5)	(1,767.9)	(1,663.4)	(1,562.7)	(1,469.5)
Net operating real estate	3,982.9	4,015.0	3,777.9	3,700.2	3,595.4
Construction in progress, including land under development	1,053.3	982.2	1,085.9	1,024.8	990.6
Land held for future development	262.3	268.3	264.4	217.2	205.4
Total investment in real estate, net	5,298.5	5,265.5	5,128.2	4,942.2	4,791.4
Cash and cash equivalents	240.9	271.4	156.5	70.7	57.3
Rent and other receivables, net	389.8	334.2	306.9	307.0	305.3
Restricted cash	1.4	1.5	1.4	1.3	1.3
Operating lease right-of-use assets, net	239.7	211.4	206.9	204.7	208.6
Equity investments	22.9	67.1	178.1	184.9	153.1
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	149.2	157.8	166.4	174.9	184.5
Other assets	114.3	133.4	112.8	127.3	121.9
Total assets	$6,911.8	$6,897.4	$6,712.3	$6,468.1	$6,278.5
Liabilities and equity
Debt	$3,337.4	$3,409.0	$3,197.8	$3,156.9	$3,047.0
Finance lease liabilities	28.6	29.1	29.2	28.8	29.4
Operating lease liabilities	277.9	249.1	244.3	240.5	243.0
Construction costs payable	137.5	133.0	168.2	155.7	183.4
Accounts payable and accrued expenses	168.9	151.3	145.3	127.0	121.0
Dividends payable	62.0	63.3	63.1	59.7	58.7
Deferred revenue and prepaid rents	183.2	174.1	166.8	166.2	167.3
Deferred tax liability	48.2	53.0	55.4	55.8	57.0
Other liabilities	53.3	77.3	37.8	16.8	7.9
Total liabilities	4,297.0	4,339.2	4,107.9	4,007.4	3,914.7
Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized and 122,535,975 and 120,442,521 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1.2	1.2	1.2	1.2	1.2
Additional paid in capital	3,628.6	3,537.3	3,532.9	3,305.9	3,199.9
Accumulated deficit	(1,010.2)	(966.6)	(923.9)	(824.7)	(811.0)
Accumulated other comprehensive loss	(4.8)	(13.7)	(5.8)	(21.7)	(26.3)
Total stockholders' equity	2,614.8	2,558.2	2,604.4	2,460.7	2,363.8
Total liabilities and equity	$6,911.8	$6,897.4	$6,712.3	$6,468.1	$6,278.5

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Cash flows from operating activities:
Net income	$18.2	$14.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121.4	108.1
Provision for bad debt expense	(1.1)	(0.1)
Gain on marketable equity investment	(2.4)	(14.7)
Foreign currency and derivative gains, net	(15.4)	(5.1)
Proceeds from swap terminations	—	2.9
Impairment losses and loss (gain) on asset disposals	0.5	(0.1)
Loss on early extinguishment of debt	—	3.4
Interest expense amortization, net	1.6	2.0
Stock-based compensation expense	4.4	3.7
Deferred income tax benefit	(2.6)	(2.0)
Operating lease cost	5.2	6.2
Other (income) expense	(0.1)	0.3

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(43.4)	(29.4)
Accounts payable and accrued expenses	18.4	(1.2)
Deferred revenue and prepaid rents	8.5	3.2
Operating lease liabilities	(6.5)	(5.6)
Net cash provided by operating activities	106.7	86.3
Cash flows from investing activities:
Investments in real estate	(175.4)	(196.5)
Proceeds from sale of equity investments	46.6	—
Equity investments	—	(3.3)
Proceeds from the sale of real estate assets	4.4	—
Net cash used in investing activities	(124.4)	(199.8)
Cash flows from financing activities:
Issuance of common stock, net	95.8	0.6
Dividends paid	(63.0)	(58.4)
Proceeds from revolving credit facility	90.3	244.4
Repayments of revolving credit facility	(124.2)	(623.1)
Proceeds from Euro bond	—	550.6
Proceeds from unsecured term loan	—	1,100.0
Repayments of unsecured term loan	—	(1,100.0)
Payment of deferred financing costs	—	(13.6)
Payments on finance lease liabilities	(0.7)	(0.7)
Tax payment upon exercise of equity awards	(8.9)	(6.3)
Net cash (used in) provided by financing activities	(10.7)	93.5
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.2)	0.9
Net decrease in cash, cash equivalents and restricted cash	(30.6)	(19.1)
Cash, cash equivalents and restricted cash at beginning of period	272.9	77.7
Cash, cash equivalents and restricted cash at end of period	$242.3	$58.6

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $4.9 million and $6.0 million in 2021 and 2020, respectively	$12.8	$8.3
Non-cash investing and financing activities:
Construction costs payable	137.5	183.4
Dividends payable	62.0	58.7

CyrusOne Inc.
Reconciliation of Net Income to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31,		Change
	2021	2020	$	%
Net income	$18.2	$14.7	$3.5	24%
Sales and marketing expenses	3.8	4.7	(0.9)	(19)%
General and administrative expenses	23.0	26.9	(3.9)	(14)%
Depreciation and amortization expenses	121.4	108.1	13.3	12%
Transaction, acquisition, integration and other related expenses	0.1	0.5	(0.4)	(80)%
Interest expense, net	15.1	16.0	(0.9)	(6)%
Gain on marketable equity investment	(2.4)	(14.7)	12.3	(84)%
Loss on early extinguishment of debt	—	3.4	(3.4)	(100)%
Impairment losses and loss (gain) on asset disposals	0.5	(0.1)	0.6	n/m
Foreign currency and derivative gains, net	(15.4)	(5.1)	(10.3)	n/m
Other expense	0.1	0.1	—	—%
Income tax benefit	(1.6)	(1.2)	(0.4)	33%
Net Operating Income	$162.8	$153.3	$9.5	6%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	$	%	2021	2020	2020	2020	2020
Net Operating Income
Revenue	$298.6	$245.9	$52.7	21%	$298.6	$268.4	$262.8	$256.4	$245.9
Property operating expenses	135.8	92.6	43.2	47%	135.8	110.3	109.7	99.0	92.6
Net Operating Income (NOI)	$162.8	$153.3	$9.5	6%	$162.8	$158.1	$153.1	$157.4	$153.3
NOI as a % of Revenue	54.5%	62.3%			54.5%	58.9%	58.3%	61.4%	62.3%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$18.2	$14.7	$3.5	24%	$18.2	$19.0	$(37.3)	$45.0	$14.7
Interest expense, net	15.1	16.0	(0.9)	(6)%	15.1	14.5	13.3	13.9	16.0
Income tax (benefit) expense	(1.6)	(1.2)	(0.4)	33%	(1.6)	0.7	(1.9)	(1.2)	(1.2)
Depreciation and amortization expenses	121.4	108.1	13.3	12%	121.4	118.5	113.1	109.7	108.1
Impairment losses and loss (gain) on asset disposals	0.5	(0.1)	0.6	n/m	0.5	—	8.8	2.4	(0.1)
EBITDA (Nareit definition)(a)	$153.6	$137.5	$16.1	12%	$153.6	$152.7	$96.0	$169.8	$137.5

Transaction, acquisition, integration and other related expenses	0.1	0.5	(0.4)	(80)%	0.1	1.5	1.6	0.1	0.5
Legal claim costs	—	0.1	(0.1)	(100)%	—	—	0.1	0.1	0.1
Stock-based compensation expense	4.4	3.5	0.9	26%	4.4	4.4	4.2	3.4	3.5
Cash severance and management transition costs	(0.1)	6.8	(6.9)	n/m	(0.1)	0.9	6.4	—	6.8
Severance-related stock compensation costs	—	0.1	(0.1)	(100)%	—	0.2	2.6	—	0.1
Loss on early extinguishment of debt	—	3.4	(3.4)	(100)%	—	—	3.1	—	3.4
Gain on marketable equity investment	(2.4)	(14.7)	12.3	(84)%	(2.4)	(19.7)	(4.7)	(50.4)	(14.7)
Foreign currency and derivative (gains) losses, net	(15.4)	(5.1)	(10.3)	n/m	(15.4)	(4.1)	22.9	13.9	(5.1)
Other expense (income)	0.1	0.1	—	—%	0.1	—	—	(0.1)	0.1
Adjusted EBITDA	$140.3	$132.2	$8.1	6%	$140.3	$135.9	$132.2	$136.8	$132.2
Adjusted EBITDA as a % of Revenue	47.0%	53.8%			47.0%	50.6%	50.3%	53.4%	53.8%
(a)We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP Net income (loss) plus Interest expense, net, Income tax (benefit) expense, Depreciation and amortization expenses and Impairment losses and loss (gain) on asset disposals. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	$	%	2021	2020	2020	2020	2020
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$18.2	$14.7	$3.5	24%	$18.2	$19.0	$(37.3)	$45.0	$14.7
Real estate depreciation and amortization	119.0	105.8	13.2	12%	119.0	116.1	110.7	107.5	105.8
Impairment losses and loss (gain) on asset disposals	0.5	(0.1)	0.6	n/m	0.5	—	8.8	2.4	(0.1)
Funds from Operations ("FFO") - Nareit defined	$137.7	$120.4	$17.3	14%	$137.7	$135.1	$82.2	$154.9	$120.4

Loss on early extinguishment of debt	—	3.4	(3.4)	(100)%	—	—	3.1	—	3.4
Gain on marketable equity investment	(2.4)	(14.7)	12.3	(84)%	(2.4)	(19.7)	(4.7)	(50.4)	(14.7)
Foreign currency and derivative (gains) losses, net	(15.4)	(5.1)	(10.3)	n/m	(15.4)	(4.1)	22.9	13.9	(5.1)
Amortization of tradenames	0.3	0.3	—	—%	0.3	0.4	0.2	0.3	0.3
Transaction, acquisition, integration and other related expenses	0.1	0.5	(0.4)	(80)%	0.1	1.5	1.6	0.1	0.5
Cash severance and management transition costs	(0.1)	6.8	(6.9)	n/m	(0.1)	0.9	6.4	—	6.8
Severance-related stock compensation costs	—	0.1	(0.1)	(100)%	—	0.2	2.6	—	0.1
Legal claim costs	—	0.1	(0.1)	(100)%	—	—	0.1	0.1	0.1
Normalized Funds from Operations (Normalized FFO)	$120.2	$111.8	$8.4	8%	$120.2	$114.3	$114.4	$118.9	$111.8
Normalized FFO per diluted common share	$1.00	$0.97	$0.03	3%	$1.00	$0.94	$0.96	$1.03	$0.97
Weighted average diluted common shares outstanding	120.5	115.1	5.4	5%	120.5	120.6	119.2	115.7	115.1

Additional Information:
Amortization of deferred financing costs and bond premium / discount	1.6	2.0	(0.4)	(20)%	1.6	1.6	1.6	1.6	2.0
Stock-based compensation expense	4.4	3.5	0.9	26%	4.4	4.4	4.2	3.4	3.5
Non-real estate depreciation and amortization	2.2	2.0	0.2	10%	2.2	2.0	2.1	2.0	2.0
Straight line rent adjustments(a)	1.2	1.7	(0.5)	(29)%	1.2	(8.0)	(6.6)	(2.1)	1.7
Straight line rental expense adjustments	0.2	—	0.2	n/m	0.2	0.1	(0.1)	(0.2)	(0.3)
Above and below market rent amortization	(0.1)	(0.1)	—	—%	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Deferred tax (benefit) expense	(2.6)	(2.0)	(0.6)	30%	(2.6)	(0.2)	(2.7)	(2.2)	(2.0)
Deferred revenue, primarily installation revenue(b)	8.8	(2.2)	11.0	n/m	8.8	2.3	0.2	2.3	(2.2)
Leasing commissions	(3.9)	(2.4)	(1.5)	63%	(3.9)	(4.3)	(5.3)	(3.2)	(2.4)
Recurring capital expenditures	(2.6)	(3.5)	0.9	(26)%	(2.6)	(0.8)	(3.1)	(6.4)	(3.5)

(a)Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt and Interest Summary
(Unaudited)
    Market Capitalization (as of March 31, 2021)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of March 31, 2021	Market Value Equivalents (in millions)
Common shares	122,535,975	$67.72	$8,298.1
Net Debt			3,160.4
Total Enterprise Value (TEV)			$11,458.5

    Reconciliation of Net Debt

	March 31,	December 31,	March 31,
(dollars in millions)	2021	2020	2020
Long-term debt(a)	$3,372.7	$3,446.1	$3,084.0
Finance lease liabilities	28.6	29.1	29.4
Less:
Cash and cash equivalents	(240.9)	(271.4)	(57.3)
Net Debt	$3,160.4	$3,203.8	$3,056.1
(a)     Excludes adjustment for deferred financing costs and unamortized bond discounts.

    Interest Summary

	Three Months Ended
	March 31,	December 31,	March 31,	% Change
(dollars in millions)	2021	2020	2020	Yr/Yr
Interest expense and fees, net	$18.4	$18.5	$20.0	(8)%
Amortization of deferred financing costs and bond premium / discount	1.6	1.6	2.0	(20)%
Capitalized interest	(4.9)	(5.6)	(6.0)	(18)%
Total interest expense, net	$15.1	$14.5	$16.0	(6)%

CyrusOne Inc.
Debt Schedule and Debt Covenants
(Unaudited)

    Debt Schedule (as of March 31, 2021)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - EUR(a)(b)	351.8	EURIBOR + 100 bps(c)	March 2025(d)
Revolving credit facility - GBP(a)(e)	34.5	GBP LIBOR + 100 bps(f)	March 2025(d)
Term loan(g)	800.0	USD LIBOR + 120 bps(h)	March 2025(i)
2.900% USD senior notes due 2024	600.0	2.900%	November 2024
1.450% EUR senior notes due 2027(j)	586.4	1.450%	January 2027
3.450% USD senior notes due 2029	600.0	3.450%	November 2029
2.150% USD senior notes due 2030	400.0	2.150%	November 2030
Total long-term debt(k)	$3,372.7	2.08%(l)

Weighted average term of debt(d)(i):	5.7	years
(a)Revolving credit facility includes 0.20% facility fee on entire revolving credit facility commitment of $1.4 billion.
(b)Amount outstanding is USD-equivalent of €300 million.
(c)Interest rate as of March 31, 2021: 1.00%.
(d)Assuming exercise of 12-month extension option.
(e)Amount outstanding is USD-equivalent of £25 million.
(f)Interest rate as of March 31, 2021: 1.06%.
(g)$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; $300 million swapped pursuant to USD floating to fixed interest rate swap.
(h)Interest rate as of March 31, 2021: 1.31%; weighted average interest rate pursuant to swaps: 1.37%.
(i)Assumes exercise of two 12-month extension options on $100 million tranche.
(j)Amount outstanding is USD-equivalent of €500 million.
(k)Excludes adjustment for deferred financing costs and unamortized bond discounts.
(l)Weighted average interest rate calculated using interest rate on swapped amount.

    Debt Covenants - Senior Notes (as of March 31, 2021)

Ratios	Requirement	March 31, 2021
Total Outstanding Indebtedness to Total Assets	≤ 60%	40%
Secured Indebtedness to Total Assets	≤ 40%	0%
Consolidated EBITDA to Interest Expense	≥ 1.50x	7.02x
Total Unencumbered Assets to Unsecured Indebtedness	≥ 150%	249%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of March 31, 2021		As of December 31, 2020		As of March 31, 2020
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,166	93%	1,166	93%	1,113	96%
Dallas	621	66%	621	70%	621	71%
Phoenix	581	97%	581	95%	509	100%
San Antonio	434	97%	434	97%	300	100%
Cincinnati	402	68%	402	71%	402	75%
New York Metro	345	66%	290	79%	245	73%
Houston	308	57%	308	62%	308	63%
Chicago	203	80%	203	79%	203	78%
Austin	106	77%	106	76%	106	78%
Raleigh-Durham	94	94%	94	94%	94	96%
Council Bluffs, Iowa	42	15%	42	15%	—	—%
Total - Domestic	4,300	81%	4,246	83%	3,901	85%
Frankfurt	252	90%	229	99%	144	99%
London	148	83%	148	83%	128	81%
Amsterdam	39	100%	39	100%	39	100%
Singapore	3	20%	3	20%	3	20%
Total - International	443	88%	419	93%	314	91%
Total - Portfolio	4,743	82%	4,665	84%	4,215	86%
Stabilized Properties(c)	4,422	85%	4,398	87%	4,035	88%

(a)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.
(b)CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(c)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2021 Guidance

Category	Previous 2021 Guidance	Revised 2021 Guidance
Total Revenue	$1,105 - 1,145 million	$1,135 - 1,175 million
Lease and Other Revenues from Customers	$920 - 950 million	$920 - 950 million
Metered Power Reimbursements	$185 - 195 million	$215 - 225 million
Adjusted EBITDA	$570 - 590 million	$570 - 590 million
Normalized FFO per diluted common share	$3.90 - 4.00	$3.90 - 4.00
Capital Expenditures	$925 - 1,025 million	$925 - 1,025 million
Development(1)	$905 - 985 million	$905 - 985 million
Recurring	$20 - 40 million	$20 - 40 million

(1)Development capital expenditures include the acquisition of land for future development.
CyrusOne is updating its guidance for full year 2021, increasing the lower and upper ends of its guidance range for Total Revenue and Metered Power Reimbursements and reaffirming the other guidance ranges. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. We continue to monitor the global outbreak of COVID-19 and to take steps to mitigate the potential risks to us posed by the pandemic. While the impact on our business has not been significant to date, the length and severity of the effects of the pandemic remain uncertain and unpredictable and could be materially adverse to our business, financial condition, results of operations, cash flows and ability to pay dividends as well as the market price of our common stock.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and (gain) loss on asset disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2021 (Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$93,984	428	73%	73%	83	45%	133	644	—	60
Northern Virginia - Sterling V	Northern Virginia	70,081	383	99%	99%	11	100%	145	539	231	69
Northern Virginia - Sterling VI	Northern Virginia	58,912	272	100%	100%	35	—%	—	307	—	57
Frankfurt II	Frankfurt	39,452	90	100%	100%	9	100%	72	171	10	35
Northern Virginia - Sterling II	Northern Virginia	37,457	159	100%	100%	9	100%	55	223	—	30
Somerset I	New York Metro	37,343	153	85%	86%	27	99%	149	329	28	23
Chicago - Aurora I	Chicago	33,069	113	98%	98%	34	100%	223	371	27	52
San Antonio III	San Antonio	32,444	132	100%	100%	9	100%	43	184	—	24
Phoenix - Chandler VI	Phoenix	27,761	148	100%	100%	6	100%	32	187	169	24
Dallas - Lewisville*	Dallas	27,677	114	74%	74%	11	57%	54	180	—	21
Totowa - Madison**	New York Metro	26,743	51	86%	86%	22	86%	59	133	—	12
Cincinnati - North Cincinnati	Cincinnati	26,024	65	99%	99%	45	79%	53	163	62	12
Houston - Houston West I	Houston	25,451	112	61%	61%	11	100%	37	161	3	32
Frankfurt I	Frankfurt	24,122	53	97%	97%	8	91%	57	118	—	18
Cincinnati - 7th Street***	Cincinnati	23,512	197	46%	46%	6	61%	175	378	46	17
Austin III	Austin	23,089	62	68%	68%	15	81%	21	98	67	11
Phoenix - Chandler I	Phoenix	20,907	74	99%	100%	35	12%	39	147	31	12
Houston - Houston West II	Houston	20,722	80	71%	71%	4	97%	55	139	11	12
Phoenix - Chandler II	Phoenix	20,410	74	100%	100%	6	53%	26	105	—	12
Raleigh-Durham I	Raleigh-Durham	20,018	94	88%	94%	16	95%	82	192	235	14
Frankfurt III	Frankfurt	19,843	109	79%	100%	16	82%	100	225	—	40
Phoenix - Chandler III	Phoenix	19,278	68	100%	100%	2	—%	30	101	—	12
San Antonio I	San Antonio	19,044	44	99%	99%	6	83%	46	96	11	12
Northern Virginia - Sterling III	Northern Virginia	18,950	79	100%	100%	7	100%	34	120	—	15
Wappingers Falls I**	New York Metro	18,493	37	62%	62%	20	86%	15	72	—	7
Northern Virginia - Sterling IV	Northern Virginia	17,893	81	100%	100%	7	100%	34	122	—	15
San Antonio II	San Antonio	16,079	64	100%	100%	11	100%	41	117	—	12
Phoenix - Chandler V	Phoenix	15,959	72	100%	100%	1	95%	16	89	13	12
Northern Virginia - Sterling I	Northern Virginia	15,706	78	91%	91%	6	63%	49	132	—	12
Austin II	Austin	15,413	44	90%	90%	2	100%	22	68	—	7
London II*	London	14,599	64	100%	100%	10	100%	93	166	4	21
London I*	London	13,917	30	100%	100%	12	56%	58	100	9	12
Phoenix - Chandler IV	Phoenix	12,323	73	100%	100%	3	100%	27	103	—	12
San Antonio IV	San Antonio	12,055	60	100%	100%	12	100%	27	99	—	12
Florence	Cincinnati	10,871	53	99%	99%	47	87%	40	140	—	9
Houston - Galleria	Houston	9,502	63	38%	38%	23	21%	25	112	—	11
Cincinnati - Hamilton*	Cincinnati	9,116	47	65%	65%	1	100%	35	83	—	9
San Antonio V	San Antonio	8,109	134	65%	90%	7	100%	38	179	1	15
Houston - Houston West III	Houston	7,900	53	49%	49%	10	13%	32	95	209	6
Chicago - Aurora II (DH #1)	Chicago	7,591	77	56%	57%	45	1%	14	136	272	16
London - Great Bridgewater**	London	7,365	10	91%	91%	—	—%	1	11	—	1
London III*	London	6,730	20	100%	100%	2	100%	45	67	1	6
Norwalk I**	New York Metro	5,429	13	98%	98%	10	65%	41	63	83	3
Stamford - Riverbend**	New York Metro	5,423	20	23%	23%	—	—%	8	28	—	5
Cincinnati - Mason	Cincinnati	4,778	34	100%	100%	26	98%	17	78	—	4
Amsterdam I	Amsterdam	4,392	39	100%	100%	15	100%	40	94	207	4
Dallas - Allen (DH #1)	Dallas	3,567	79	17%	20%	—	—%	58	137	204	6
Chicago - Lombard	Chicago	2,539	14	62%	62%	4	45%	12	30	29	2
Totowa - Commerce**	New York Metro	802	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	493	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	373	3	20%	20%	—	—%	—	3	—	1
Stabilized Properties - Total		$1,013,714	4,422	84%	85%	735	66%	2,515	7,672	1,963	842

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2021
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$1,013,714	4,422	84%	85%	735	66%	2,515	7,672	1,963	842

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	10,543	61	37%	37%	4	—%	25	90	—	6
Phoenix - Chandler V (DH#2)	Phoenix	3,511	71	45%	75%	1	100%	8	81	—	12
Northern Virginia - Sterling IX	Northern Virginia	2,520	53	27%	41%	1	—%	66	120	72	6
Somerset I (DH #14)	New York Metro	1,904	16	82%	82%	—	—%	—	16	—	2
Council Bluffs I	Iowa	1,406	42	12%	15%	14	—%	18	73	42	5
Somerset I (DH #12 and #13)	New York Metro	—	54	—%	—%	9	—%	—	63	—	5
London II*(DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
London I*(DH #1)	London	—	8	—%	—%	—	—%	—	8	—	3
All Properties - Total		$1,033,597	4,743	80%	82%	764	63%	2,632	8,139	2,077	888

*    Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.
**    Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
(b)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2021 multiplied by 12. For the month of March 2021, customer reimbursements were $178.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2019 through March 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.8% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2021 was $1,027.4 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.
(e)Percent occupied is determined based on CSF billed to customers under signed leases as of March 31, 2021 divided by total CSF. Leases signed but that have not commenced billing as of March 31, 2021 are not included.
(f)Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(g)Represents the GSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.
(h)Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2021 divided by total Office & Other space. Leases signed but not commenced as of March 31, 2021 are not included.
(i)Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(j)Represents the GSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.
(k)Represents space that is under roof that could be developed in the future for GSF, rounded to the nearest 1,000.
(l)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load (e.g. dedicated office power, office disaster recovery UPS, or UPS utilized by CyrusOne for infrastructure control circuits). Does not sum to total due to rounding.

CyrusOne Inc.
GSF Under Development
As of March 31, 2021
(Dollars in millions) (Unaudited)

			GSF Under Development(a)						Under Development Costs(b)
Facilities	Metro Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
San Antonio V	San Antonio	2Q'21	—	8	—	—	8	6.0	$15	$10-12	$25-27
Cincinnati - North Cincinnati	Cincinnati	2Q'21	3	—	—	—	3	2.0	—	9-12	9-12
Dublin I	Dublin	2Q'21	76	19	32	78	204	12.0	81	25-42	106-123
London III	London	2Q'21	19	—	—	—	19	6.0	16	15-20	31-36
Northern Virginia - Sterling VIII	Northern Virginia	2Q'21	—	—	—	—	—	6.0	14	6-9	20-23
Paris I(g)	Paris	2Q'21	26	4	15	201	246	6.0	38	14-27	52-65
Norwalk I	New York	2Q'21	4	—	—	—	4	2.0	1	7-8	8-9
Frankfurt III (DH #4)	Frankfurt	3Q'21	15	3	15	—	33	4.0	7	6-8	13-15
Phoenix - Chandler VII	Phoenix	3Q'21	62	10	38	—	110	15.0	—	70-80	70-80
Phoenix - Chandler V	Phoenix	3Q'21	—	—	—	—	—	3.0	—	11-14	11-14
Northern Virginia - Sterling IX	Northern Virginia	3Q'21	102	8	4	—	114	21.0	6	80-94	86-100
Frankfurt IV	Frankfurt	4Q'22	73	11	39	—	122	17.0	2	118-137	120-139
Total			380	62	142	279	864	100.0	$180	$371-463	$551-643

(a)Represents GSF at a facility for which, as of March 31, 2021, activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.
(b)London development costs are GBP-denominated and shown as USD-equivalent based on an exchange rate of 1.38 as of March 31, 2021. Dublin, Frankfurt and Paris development costs are EUR-denominated and shown as USD-equivalent based on an exchange rate of 1.17 as of March 31, 2021.
(c)Represents GSF under construction that, upon completion, will be powered shell available for future development into GSF.
(d)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load.
(e)Actual to date is the cash investment as of March 31, 2021. There may be accruals above this amount for work completed, for which cash has not yet been paid.
(f)Represents management’s estimate of the total costs required to complete the current GSF under development. There may be an increase in costs if customers require greater power density.
(g)Paris I is 100% pre-leased, with development planned in phases through mid-2026 to align with customer commitments.

Capital Expenditures - Investment in Real Estate(a)	Three Months Ended
(dollars in millions)	March 31, 2021
Capital expenditures - investment in real estate	$172.8
(a) Excludes recurring capital expenditures.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of March 31, 2021 (Unaudited)

	As of
Market	March 31, 2021
Amsterdam	8
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Frankfurt	2
Houston	20
London	33
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	12
Santa Clara	23
Total Available(a)	490
Book Value of Total Available	$262.3	million
(a)Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of March 31, 2021
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
1Q'21	414	156,000	28,493	$2,947	116
Prior 4Q Avg.	414	154,000	25,155	$3,268	88
4Q'20	383	162,000	31,321	$4,112	117
3Q'20	415	15,000	3,756	$894	54
2Q'20(f)	396	150,000	21,956	$3,070	84
1Q'20	460	289,000	43,586	$4,994	98
(a)    Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.
(b)    CSF represents the GSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.
(c)    Represents maximum contracted kW that customers may draw during lease period, and subject to full build out of projects subject to additional conditions. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.
(d)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20 and $0.2 million in 2Q'20, 3Q'20, 4Q'20 and 1Q'21.
(e)    Calculated on a CSF-weighted basis.
(f)    Includes exercise of previously disclosed (in 3Q’19) paid reservation for 4.5 MW and 30,000 CSF totaling approximately $5.5 million in annualized GAAP revenue in 2Q’20.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of March 31, 2021
(Dollars in thousands)
(Unaudited)

(a)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20, $0.2 million in 4Q'19, 2Q'20, 3Q'20, 4Q'20, and 1Q'21, and $0.1 million in 2Q'19 and 3Q'19.
(b) 3Q'19 leasing statistics updated from those reported in 3Q'19-1Q'20 earnings materials to remove the prior inclusion of the paid reservation that was exercised in 2Q'20 and included in the 2Q'20 leasing results (30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent).

CyrusOne Inc.
Customer Sector Diversification(a)
As of March 31, 2021
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	12	$203,269	19.7%	89.4
2	Information Technology	11	72,967	7.1%	23.8
3	Information Technology	5	61,839	6.0%	34.6
4	Information Technology	5	56,162	5.4%	40.4
5	Information Technology	6	41,640	4.0%	38.5
6	Information Technology	9	27,868	2.7%	39.6
7	Information Technology	3	21,767	2.1%	32.4
8	Financial Services	1	19,819	1.9%	120.0
9	Healthcare	2	16,152	1.6%	78.8
10	Research and Consulting Services	3	14,968	1.5%	19.0
11	Information Technology	7	12,039	1.2%	32.5
12	Financial Services	4	10,900	1.1%	84.2
13	Financial Services	2	10,755	1.0%	36.4
14	Information Technology	1	9,752	0.9%	35.6
15	Telecommunication Services	2	8,692	0.8%	10.1
16	Telecommunication Services	1	8,604	0.8%	79.1
17	Financial Services	4	8,087	0.8%	79.6
18	Information Technology	1	7,915	0.8%	7.2
19	Telecommunication Services	7	7,589	0.7%	22.4
20	Information Technology	3	7,205	0.7%	38.3
			$627,990	60.8%	56.8

(a)Customers and their affiliates are consolidated.
(b)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2021, multiplied by 12. For the month of March 2021, customer reimbursements were $178.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2019 through December 31, 2020, customer reimbursements under leases with separately metered power constituted between 14.8% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2021 was $1,027.4 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(c)Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2021, which was approximately $1,033.6 million.
(d)Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2021, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of March 31, 2021
(Unaudited)

GSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased GSF(c) (000)	Percentage of Portfolio Leased GSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	626	66%	119	2%	$98,402	9%
1000-2499	120	13%	187	3%	47,572	5%
2500-4999	66	7%	237	4%	48,302	5%
5000-9999	45	5%	319	6%	51,970	5%
10000+	86	9%	4,974	85%	787,351	76%
Total	943	100%	5,836	100%	$1,033,597	100%

(a)Represents all leases in our portfolio, including colocation, office and other leases.
(b)Represents the number of customers occupying data center, office and other space as of March 31, 2021. This may vary from total customer count as some customers may be under contract but have yet to occupy space.
(c)Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased GSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(d)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2021, multiplied by 12. For the month of March 2021, customer reimbursements were $178.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2019 through March 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.8% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2021 was $1,027.4 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2021
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total GSF Expiring (000)	Percentage of Total GSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		2,304	28%
Month-to-Month	1,499	113	1%	$36,978	4%	$37,095	3%
2021	2,945	613	8%	140,895	14%	141,319	13%
2022	2,233	831	10%	158,684	15%	165,338	15%
2023	1,527	1,098	13%	176,907	17%	184,459	16%
2024	536	491	6%	108,644	11%	115,829	10%
2025	175	270	3%	57,659	6%	68,157	6%
2026	90	706	9%	118,765	11%	126,598	11%
2027	43	563	7%	94,572	9%	107,617	10%
2028	24	281	4%	36,183	3%	41,755	4%
2029	7	83	1%	6,947	1%	8,130	1%
2030	7	175	2%	13,364	1%	21,700	2%
2031 - Thereafter	26	612	8%	83,999	8%	103,401	9%
Total	9,112	8,139	100%	$1,033,597	100%	$1,121,399	100%

(a)Leases that were auto-renewed prior to March 31, 2021 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.
(b)Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2021, multiplied by 12. For the month of March 2021, customer reimbursements were $178.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2019 through March 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.8% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2021 was $1,027.4 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2021, multiplied by 12.